Exhibit 10.7

                              RESCISSION AGREEMENT


     THIS RESCISSION AGREEMENT (this "Agreement") is made and entered into this 29th day of January, 1999, by and between PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (hereinafter referred to as "PA&E"), and DONALD A. WRIGHT (hereinafter referred to as "Mr. Wright").

     1. Capitalized Terms. Capitalized terms in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Condominium Purchase and Sale Agreement dated November 7, 1998 (the "Purchase and Sale Agreement") attached hereto as Attachment 1.

     2. Agreement to Rescind Sale. Pursuant to the Purchase and Sale Agreement, PA&E sold the Unit to Mr. Wright, plus the exclusive right to use the limited common elements identified as the two (2) parking spaces in the existing garage upon and subject to the terms of the Declaration. PA&E and Mr. Wright hereby agree to rescind the Purchase and Sale Agreement as of the date thereof. PA&E shall return to Mr. Wright all consideration received from Mr. Wright for the Unit and parking rights. The statutory warranty deed to the Unit, recorded on December 14, 1998 with the Auditor of Chelan County, Washington under Document No. 2042676, is null and void as if never made, and Mr. Wright shall provide a quitclaim deed to PA&E, in the form attached hereto as Attachment 2, that reflects such nullification and voidance. PA&E and Mr. Wright agree to take all other actions that may be necessary to effectuate the rescission of the Purchase and Sale Agreement and the restoration of title to PA&E as it existed prior to the conveyance by PA&E to Mr. Wright.

     3. Agreement to Rescind Right to Purchase Agreement. Pursuant to that certain Right to Purchase Agreement dated November 7, 1998 and recorded with the Auditor for Chelan County, Washington on December 14, 1998 under Document No. 2042677 (the "Right to Purchase Agreement"), PA&E and Mr. Wright granted to each other certain rights of first refusal to purchase their respective units in the Condominium. PA&E and Mr. Wright hereby agree to rescind the Right to Purchase Agreement and the same shall be null and void as if never made, and the quitclaim deed described in paragraph numbered 2 above shall reflect such nullification and voidance. PA&E and Mr. Wright agree to take all other actions that may be necessary to effectuate the rescission of the Right to Purchase Agreement.

     4. Attorneys' Fees. The prevailing party in any litigation concerning this agreement shall be entitled to be paid its court costs and reasonable attorneys' fees by the party against whom judgment is rendered, including such costs and fees as may be incurred on appeal.

     5. Time of Performance. Time is of the essence of each and every term, covenant and condition hereof.

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     6. Partial Invalidity. If any of the provisions of this Agreement are ruled invalid by any court of competent jurisdiction, such ruling shall not affect, impair, or invalidate any of the other terms hereof.

     7. Successors. Mr. Wright shall not assign or otherwise transfer any interest in this Agreement without the prior written consent of PA&E. Subject to the foregoing, all rights and obligations arising out of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, assigns, administrators, and marital communities, if any, of the parties hereto.

     8. Venue. The venue of any action brought to interpret or enforce this agreement shall be laid in Chelan County, Washington.

     9. Controlling Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Washington.

     10. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto, it supersedes all previous oral and written agreements between PA&E and Mr. Wright which relate to the conveyance of the Unit, and may not be amended except by subsequent written agreement executed by the parties.

                                       PACIFIC AEROSPACE & ELECTRONICS, INC.,
                                       a Washington corporation


                                       By: /s/ NICK A. GERDE
                                           -------------------------------------
                                       Printed Name:
                                                     ---------------------------
                                       Title:
                                              ----------------------------------



                                       /s/ DONALD A. WRIGHT
                                       -----------------------------------------
                                       DONALD A. WRIGHT


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